Exhibit 21.1

Subsidiaries of the Registrant
Name	Jurisdiction of Incorporation or Organization	Doing business as
Advantage AMP LLC	Delaware	AMP Agency Advantage Media
Advantage Sales & Marketing Inc.	Delaware	ASM Inc. Advantage Sales & Marketing AZ Inc.
Advantage Sales & Marketing LLC	California

Adlucent

Advanced Marketing & Sales

Advantage CMN LLC

Advantage Digital Commerce

Advantage Fulfillment Services

Advantage Integrated Connections

Advantage Intelligence

Advantage Longhorn

Advantage Marketing Partners

Advantage Media

Advantage Program

Advantage Sabala

Advantage Sales

Advantage Sales AK

Advantage Sales-ASM

Advantage Sales IL

Advantage Sales IN

Advantage Sales KY

Advantage Sales ME

Advantage Sales MI

Advantage Sales OR

Advantage Sales PA

Advantage Sales RI

Advantage Sales VT

Advantage Sales WY

Advantage Sales & Marketing New Jersey

Advantage Sales & Marketing Wyoming

Advantage Supply Chain

Advantage Solutions

Advantage Solutions AZ

Advantage Solutions Georgia

Advantage Solutions Illinois

Advantage Solutions MN

Advantage Sales NE

Advantage Solutions NC

Advantage Solutions ND

Advantage Solutions Ohio

Advantage Solutions PA

Advantage Solutions TN

Advantage Solutions Wyoming

Advantage Unified Commerce

AMP Agency

ASM Home Center Hardware Division

ASM Home Center/Hardware Division

Beekeeper Marketing

BEM

BEM Sales & Marketing

Blue Ocean Innovative Solutions

Brand Connections

Edge Marketing

Exhibit 21.1

eShopportunity

Focus Sales

Fresh Solutions of Texas

FreshSpace

G & G Marketing

Hatch Design

IBC

IN Connected Marketing

IN Marketing Services

Integrated Marketing Services

Interactions

J.L. Buchanan

Marathon Global

Perimeter Marketing

PromoPoint Marketing

Resource Marketing

Resources Marketing

Sage Tree

SmallTalk AI

SmallTalk Group

SMART

Storeboard Media

Strong Analytics

Sunflower

THE SMART TEAM

The Sunflower Group

U.S. Advantage Sales & Marketing, LLC

Advantage Solutions Inc.	Canada

Advantage Solutions Canada Inc.

Advantage Sales and Marketing Canada

ASM Canada IBC

ASM Canada Sales and Logistics Solutions

ASM Canada-The Linkage Group Merchandising

Edge Marketing

IBC

IBC Confectionary

International Biscuits and Confections

Integrated Marketing Services Canada

Lucas Enterprises

Prestige

Priority Brands

Sales and Logistics Solutions

The Linkage Group

The Linkage Group - Sales & Marketing

The North 51st Group

CBI

Le Groupe Linkage

Les Solutions Avantage

Groupe North 51st

Service d’alimentation Waypoint

Marketing Intefre Canada

Point de cheminement Canada

Services Marketing Integre Canada

Ventes Et Marketing Avantage Canada

ASI Intermediate Corp.	Delaware
Daymon Eagle Holdings, LLC	Delaware

Exhibit 21.1

Daymon Worldwide Canada Inc.	Delaware	Club Demonstration Services Interactions Consumer Experience Marketing
Daymon Worldwide Inc.	Delaware	Daymon Daymon Private Brand Development Daymon Private Brand Management FDM Business Development RIVIR
Club Demonstration Services, Inc	Connecticut	CDS
IDR Marketing Partners, LLC	Pennsylvania	Brandshare
Interactions Consumer Experience Marketing Inc.	Delaware	Interactions One to One Interactions Advantage AllAccess
Jun Group Productions, LLC	Delaware
Karman Intermediate Corp.	Delaware
R Squared Solutions LLC	Delaware
SAS Retail Services, LLC	Delaware	SAS Retail Merchandising